                                                                     EXHIBIT 4.3

THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF AND IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE COMMON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE OR TO THE COMMON DEPOSITARY BY A NOMINEE OF THE COMMON DEPOSITARY AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CHASE MANHATTAN BANK, LONDON BRANCH TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CHASE NOMINEES LIMITED, AS NOMINEE OF THE CHASE MANHATTAN BANK, LONDON BRANCH, AS COMMON DEPOSITARY FOR CLEARSTREAM BANKING, SOCIETE ANONYME, LUXEMBOURG ("CLEARSTREAM") AND EUROCLEAR BANK S.A./N.V. ("EUROCLEAR"), OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CLEARSTREAM OR EUROCLEAR (AND ANY PAYMENT IS MADE TO CHASE NOMINEES LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CHASE MANHATTAN BANK, LONDON BRANCH), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CHASE NOMINEES LIMITED, AS NOMINEE OF THE CHASE MANHATTAN BANK, LONDON BRANCH, HAS AN INTEREST HEREIN.

                           REED ELSEVIER CAPITAL INC.
                                    % NOTE DUE 20

PRINCIPAL AMOUNT                                             NO.
E                                                            ISIN:
                                                             Common Code:

     REED ELSEVIER CAPITAL INC., a corporation incorporated under the laws of the state of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay Chase Nominees Limited, or registered assigns,
the principal sum of                million euro on                , 20  (the
"Stated Maturity"), and to pay interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no
interest has been paid or duly provided for, from             , 2001, payable
annually in arrears on                of each year (each, an "Interest Payment
Date"), commencing on             , 2002, and at Maturity, at the rate of      %
per annum, until the principal hereof is paid or duly provided for. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day prior to such Interest Payment Date. The interest, if any, on this Debt Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment,
which shall be the                (whether or not a Business Day), next
preceding such Interest Payment Date, at the office or agency of the Company maintained for such purpose in London, England. Interest shall be computed on the basis of the "Actual/Actual (ISMA)" Fixed Day Count Convention, from
            , 2001.

     Except as otherwise provided in the Indenture, any such interest which is due and payable, but is not punctually paid or duly provided for, on any Interest Payment Date (the "Defaulted Interest") shall cease to be payable to the registered Holder on the relevant Regular Record Date, and the Defaulted Interest may be paid by the Company, at its election, in one of two ways. (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names this Debt Security (or the respective Predecessor Security)

                                       1.1
is registered at the close of business on the Special Record Date. The Company shall notify the Trustee in writing at least 30 days prior to the date of the proposed payment of the amount of Defaulted Interest proposed to be paid on this Debt Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment. Then the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be no more than 15 days and not less than 10 days prior to the date of the proposed payment. The Trustee shall promptly notify the Company and the Principal Paying Agent of the Special Record Date and shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date to be mailed to each Holder of this Debt Security at the address as it appears in the Securities Register no less than seven days prior to such Special Record Date. (2) The Company may make payment of any Defaulted Interest on this Debt Security in any other lawful manner not inconsistent with the requirements of any Stock Exchange on which this Debt Security may be listed, and upon such notice as may be required by such Stock Exchange, if, after notice is given by the Company to the Trustee for this Debt Security of the proposed manner of payment, such manner of payment shall be deemed practicable by the Trustee.

     If any Interest Payment Date, Redemption Date or Stated Maturity of this Debt Security shall not be a Business Day at any Place of Payment, then payment of principal of (and premium, if any) and interest, if any, with respect to this Debt Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at the Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided that no interest shall accrue for the period from and after the Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

     Payment of the principal of (and premium, if any) and interest on this Debt Security at Maturity shall be made upon presentation of this Debt Security at the office or agency of the Company. The Company shall not later than 10:00 a.m. London time on each date on which any payment of principal (and premium, if any) or interest in respect of this Debt Security becomes due and payable, or if the due date is not a Business Day, on the immediately following Business Day, transfer to such account as The Chase Manhattan Bank, London Branch may designate in writing in advance to the Company and the Trustee such amount as shall be sufficient for the purposes of the payment of principal (and premium, if any) or interest (together with any funds then held by The Chase Manhattan Bank, London Branch and available for the purpose) in immediately available funds. The Company will ensure that not later than the second Business Day immediately preceding the date on which any payment is to be made to The Chase Manhattan Bank, London Branch, The Chase Manhattan Bank, London Branch will receive a copy of an irrevocable payment instruction to the bank through which the payment is to be made. Payment of the principal of (and premium, if any) and interest, if any, on this Debt Security, as aforesaid, shall be made in euros, except in the case of a Conversion Event. Interest payable on any Interest Payment Date will be paid to Euroclear and/or Clearstream, as the case may be, with respect to the portion of this Debt Security held for its account by Chase Nominees Limited, as nominee of The Chase Manhattan Bank, London Branch, or a successor depositary, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of this Debt Security to the accounts of the beneficial owners hereof.

     This Debt Security is one of a duly authorized issue of senior debt
securities of the Company known as the Company's      % Notes due 20     ,
initially in the aggregate principal amount of E          (herein called the
"Debt Securities"), issued under an Indenture dated as of May 9, 1995 (such Indenture as originally executed and delivered and hereafter supplemented or amended by Supplemental Indenture No. 1, dated as of March 6, 1998, Supplemental Indenture No. 2, dated as of June 3, 1998, the Third Supplemental Indenture, dated as of February 21, 2001 and the Fourth Supplemental Indenture, dated as of
July     , 2001, together with the Board Resolutions adopted on February 15,
2001 and July      , 2001 authorizing the issuance of this Debt Security and the
Officer's Certificate, dated July   , 2001 setting forth certain terms of this
Debt Security and delivered to the Trustee by the Company pursuant to Section 301 of such Indenture, being herein called the "Indenture") among the Company, Reed International P.L.C. and Elsevier NV, as

Guarantors, The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any other successor trustees under the Indenture), The Chase Manhattan Bank, London Branch and Chase Manhattan Bank Luxembourg S.A., to which Indenture, all indentures supplemental thereto and all Board Resolutions and Officers' Certificates relating thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. The acceptance of this Debt Security shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture. In the event of any inconsistency in the terms and provisions of the Indenture and this Debt Security, the terms and provisions of the Indenture shall prevail.

     If an Event of Default with respect to this Debt Security shall occur and be continuing, the principal of this Debt Security may be declared due and payable in the manner and with the effect provided in the Indenture.

     This Debt Security does not have the benefit of any sinking fund obligations.

     The Company's obligations under this Debt Security and under the covenants provided in the Indenture are subject to discharge as provided in the Indenture.

     Reference is made to the further provisions of this Debt Security set forth on the reverse hereof, which provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Principal Paying Agent by manual or facsimile signature, this Debt Security and the Guarantees set forth hereon shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     All capitalized terms used in this Debt Security which are not defined herein shall have the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                          REED ELSEVIER CAPITAL INC.

                                          By:
                                            ------------------------------------
                                          Name:
                                          Title:

                                          Attested:
                                               ---------------------------------
                                          Name:
                                          Title:

     This is one of the Debt Securities of the series designated in, and issued under, the Indenture described herein.

                                          THE CHASE MANHATTAN BANK,
                                          LONDON BRANCH, as
                                          Principal Paying Agent

                                          By:
                                            ------------------------------------
                                            Authorized Signatory

Dated:             , 2001

                                REVERSE OF NOTE
                           REED ELSEVIER CAPITAL INC.
                                    % NOTE DUE 20

PAYMENT OF ADDITIONAL AMOUNTS

     All payments of principal, premium (if any) and interest in respect of this Debt Security or the Guarantees will be made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by or within a Relevant Taxing Jurisdiction (as defined below), unless that withholding or deduction is required by law.

     If withholding or deduction is required by law, then the Company or either Guarantor, as the case may be, will pay to the Holder of this Debt Security additional amounts ("Additional Amounts") as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest, if any, on this Debt Security after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of the jurisdiction under the laws of which the Company or either Guarantor, as the case may be, is organized (or any political subdivision or taxing authority of or in that jurisdiction having power to tax), or any jurisdiction from or through which any amount is paid by the Company or either Guarantor, as the case may be (or any political subdivision or taxing authority of or in that jurisdiction having power to tax) (each a "Relevant Taxing Jurisdiction"), will not be less than the amount provided for in any Debt Security to be then due and payable; provided, however, that neither the Company nor either Guarantor, as the case may be, will be required to make any payment of Additional Amounts for or on account of:

          (a) any tax, assessment or other governmental charge which would not have been imposed but for:

             (i) the existence of any present or former connection between the Holder of this Debt Security (or between a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over that Holder, if that Holder is an estate, trust, partnership or corporation or any person other than the Holder to which that Debt Security or any amount payable on that Debt Security is attributable for the purpose of that tax, assessment or charge) and a Relevant Taxing Jurisdiction, including without limitation, that Holder (or fiduciary, settlor, beneficiary, member, shareholder or possessor or person other than the Holder) being or having been a citizen or resident of a Relevant Taxing Jurisdiction being or having been present or engaged in a trade or business in a Relevant Taxing Jurisdiction, or having or having had a permanent establishment in a Relevant Taxing Jurisdiction; or

             (ii) the presentation of this Debt Security (where presentation is required) for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment was duly provided for, whichever occurred later, except to the extent that the Holder would have been entitled to Additional Amounts on presenting this Debt Security for payment on or before the thirtieth day;

          (b) any estate, inheritance, gift, sale, transfer or personal property tax, assessment or other governmental charge of a similar nature;

          (c) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by that Holder or any other Person mentioned in (a) above to comply with a request of the Company or either Guarantor, as the case may be, addressed to that Holder or that Person to provide information concerning the nationality, residence or identity of that Holder or that other Person, or to make any declaration or other similar claim or reporting requirement, which is, in either case, required by a statute, treaty or regulation of the Relevant Taxing Jurisdiction, as a precondition to exemption from or reduction of that tax, assessment or other governmental charge;

          (d) any tax, assessment or other governmental charge imposed by reason of such Holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

          (e) any tax, assessment or other governmental charge imposed on interest received by:

             (i) 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations that may be promulgated thereunder) of the Company; or

             (ii) a controlled foreign corporation with respect to the Company within the meaning of the Code;

          (f) any tax, assessment or other governmental charge that is imposed on a payment to an individual resident of a member state of the European Union and is required to be made pursuant to any European Union directive on the taxation of savings income implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced to conform to, that directive;

          (g) any Debt Security that is presented for payment by or on behalf of an individual resident of a member state of the European Union who would have been able to avoid any withholding or deduction by presenting the Debt Security to another Paying Agent in a member state of the European Union; or

          (h) any combination of items (a) through (g) above,

     nor will Additional Amounts be paid with respect to:

        - any tax, assessment or governmental charge that is payable other than by deduction or withholding from payments on this Debt Security; or

        - any payment to any Holder which is a fiduciary or a partnership or other than the sole beneficial owner of this Debt Security to the extent a beneficiary or settlor with respect to that fiduciary or a member of that partnership or the beneficial owner would not have been entitled to those Additional Amounts had it been the Holder of this Debt Security.

TAX REDEMPTION

     This Debt Security may be redeemed, at the option of the Company as a whole, but not in part, at 100% of the principal amount thereof (and premium, if any thereon) together with accrued but unpaid interest, if any, thereon to the Redemption Date if, as a result of any change in, or amendment to, the laws of a Relevant Taxing Jurisdiction, or any change in official position regarding application or interpretation of such laws, regulations or rulings, (including a holding by a court of competent jurisdiction) which change, amendment,
application or interpretation becomes effective on or after July   , 2001,
either Guarantor, as the case may be, would, on the occasion of the next payment of principal or interest in respect of this Debt Security, on which the Company or either Guarantor, as the case may be, be unable for reasons outside its control, to procure payment and would be obligated, in making such payment, itself to pay Additional Amounts and such obligation cannot be avoided by the Company or either Guarantor, individually or together, as the case may be, taking reasonable measures available to them.

     This Debt Security may also be redeemed, at the option of the Company as a whole, but not in part, at the Special Euro Redemption Price, if, as a result of any change in, or amendment to, the U.S. Internal Revenue Code of 1986, as amended, or any ruling or regulation thereunder or in the official interpretation thereof, which change or amendment is enacted or adopted and
becomes effective on or after July   , 2001, the deductibility of interest
payments on this Debt Security or the timing thereof would be affected in any manner then adverse to the Company and such effect cannot be avoided by the Company or either Guarantor, individually or together, taking reasonable measures available to them.

     Prior to the giving of any notice of redemption of this Debt Security pursuant to the foregoing, the Company shall deliver to the Trustee an Opinion of Counsel to the Company and the Guarantors stating that the Company is entitled to effect such redemption, together with an Officers' Certificate of the Company and each of the Guarantors setting forth a statement of facts showing that the conditions precedent, if any, to the right so to redeem have occurred.

GENERAL

     The Indenture permits, with certain exceptions as thereby provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Holders of Debt Securities, in any such case, with the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Debt Securities affected by such supplemental indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each of the Outstanding Debt Securities affected thereby, affect certain rights of such Holders as more fully described in the Indenture.

     No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Debt Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

     Debt Securities of this series are issuable only in registered form, without coupons, in denominations of E1,000, E10,000 and E100,000, and in book-entry form.

     Initially, The Chase Manhattan Bank, London Branch, will be the Security Registrar, Principal Paying Agent and Transfer Agent for this Debt Security and Chase Manhattan Bank Luxembourg S.A. will be the Luxembourg Paying Agent. The Company reserves the right at any time to remove any Paying Agent, Transfer Agent or Security Registrar without notice, to appoint additional or other Paying Agents, other Transfer Agents and other Security Registrars without notice and to approve any change in the office through which any Paying Agent, Transfer Agent or Security Registrar acts; provided, however, that as long as this Debt Security is listed on the Luxembourg Stock Exchange, the Company will maintain a Paying Agent and Transfer Agent in Luxembourg, and any change in the Luxembourg Paying Agent and Transfer Agent will be published in Luxembourg. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Debt Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to this Debt Security in global form or impair, as between such depositary and owners of beneficial interests in such global Debt Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Debt Security.

     THE INDENTURE AND THE DEBT SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     No recourse shall be had for the payment of the principal of (or premium, if any, on), or interest, if any, on this Debt Security or the Guarantees, as the case may be, or for any claim based thereon, or upon any obligation, covenant or agreement under the Indenture or any indenture supplemental thereto, or any Debt Security, or because of any indebtedness evidenced thereby, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or either Guarantor or of any predecessor or successor corporation of the Company or such Guarantor, either directly or indirectly through the Company or such Guarantor or any predecessor or successor corporation of the Company or such Guarantor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that under the Indenture, this Debt Security and the Guarantees are solely corporate obligations, and that no personal liability whatsoever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or such Guarantor or of any predecessor or successor corporation of the Company or such Guarantor, either directly or indirectly through the Company or such Guarantor or any predecessor or successor corporation of the

Company or such Guarantor, because this Debt Security hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or this Debt Security or the Guarantees, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Debt Securities and the Guarantees.

     Payment of the principal of (and premium, if any) any interest, if any, on this Debt Security, as aforesaid, shall be made in euros, except in the case of a Conversion Event.

DEFINITIONS

     All capitalized terms used in this Debt Security which are not defined herein shall have the meanings assigned to them in the Indenture.

     " 'Actual/Actual (ISMA)' Fixed Day Count Convention" means:

     - in the case where the number of days in the relevant period from and including the most recent Interest Payment Date (or, if none, from and including July [ ], 2001) to but excluding the relevant payment date (the "Accrual Period") is equal to or shorter than the Determination Period (as defined below) during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; or

     - in the case where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

        - the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of
          (x) the number of days in such Determination Period and (y) the number of Determination Periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; and

        - the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year.

     "Determination Date" means each Interest Payment Date.

     "Determination Period" means the period from and including a Determination Date to but excluding the next Determination Date (including, where either the first or last Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date).

     "Euro Redemption Premium" means the amount (but not less than zero) obtained by subtracting:

     - the aggregate amount of the principal being redeemed on the Redemption Date with respect to this Debt Security from

     - the sum of the present values of the Remaining Scheduled Payments, discounted on an annual basis (based on the number of days elapsed divided by 365 or 366 as the case may be), at the Reference Euro Dealer Rate.

     "Reference Euro Dealer" means any of Lehman Brothers International (Europe), Salomon Brothers International Limited, UBS AG, acting through its business group UBS Warburg, or their respective successors, as selected by the Company.

     "Reference Euro Dealer Rate" means with respect to the Reference Euro Dealer and any Redemption Date, the midmarket annual yield to maturity, as
determined by the Reference Euro Dealer, of the [  ]% [     ] due [          ,
     ] or, if that security is no longer outstanding, a similar security in the reasonable judgment of the Reference Euro Dealer, at 11:00 a.m. (London time) on the fifth business day in London preceding such Redemption Date, quoted in writing to the Trustee by such Reference Euro Dealer.

     "Remaining Scheduled Payments" means, with respect to the Debt Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Debt Security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by that amount of interest accrued thereon to such Redemption Date.

     "Special Euro Redemption Price" means the principal amount of the Debt Security to be redeemed, plus accrued and unpaid interest to, but not including, the redemption, plus the Euro Redemption Premium.

                                   GUARANTEES

     FOR VALUE RECEIVED, REED INTERNATIONAL P.L.C., a public limited company incorporated in England ("Reed International"), and ELSEVIER NV, a public company with limited liability incorporated under the laws of The Netherlands ("Elsevier") (each a "Guarantor" and collectively, the "Guarantors") hereby jointly and severally unconditionally and irrevocably guarantee to each Holder due and punctual payment of the principal of (and premium, if any) and interest, if any, on this Debt Security (including any Additional Amounts payable in accordance with the terms of this Debt Security and the Indenture), whether at the Stated Maturity, by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the Holder or otherwise, in accordance with the terms of this Debt Security and of the Indenture. In case of failure of the Company punctually to make any such payment of principal (or premium, if any) or interest, if any (including any Additional Amounts), each of the Guarantors hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the Holder or otherwise, and as if such payment were made by the Company.

     Each of the Guarantors hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of this Debt Security or the Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of this Debt Security or by the Trustee or the Principal Paying Agent with respect to any provisions of this Debt Security or the Indenture, any release of any other guarantor, the recovery of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of any Guarantor. Each Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, protest or notice with respect to any Debt Security and all demands whatsoever, and covenants that its Guarantees will not be discharged except by complete performance of all of the obligations of such Guarantor contained in the Indenture and this Debt Security and in the Guarantees. If the Trustee or the Holder of any Debt Security is required by any court or otherwise to return (and does so return) to the Company or to any Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or such Guarantor, any amount paid to the Trustee or such Holder in respect of that Debt Security or the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees, to the fullest extent that it lawfully may do so, that, as between it, on the one hand, and the Holder of this Debt Security and the Trustee, on the other hand, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of these Guarantees, notwithstanding any stay, injunction or other prohibition extant under any applicable Bankruptcy Law preventing such acceleration in respect of the obligations guaranteed hereby.

     The Guarantees of each Guarantor constitute direct, unconditional, unsubordinated and (except as provided in the Indenture) unsecured obligations of each Guarantor without preference among themselves and will rank at least equally with all other unsecured and unsubordinated obligations of the Guarantor (including unsecured and unsubordinated guarantees by such Guarantor of Indebtedness of others), subject, in the event of insolvency, to laws of general applicability relating to or affecting creditors' rights. Each of the Guarantors hereby agrees that its obligations hereunder may be enforced against either of the Guarantors, in the event of a default in payment with respect to this Debt Security by the Company, without making prior demand upon or seeking to enforce remedies against the Company, the other Guarantors or other persons.

     Each Guarantor shall be subrogated to all rights of the Holder of this Debt Security against the Company in respect of any amounts paid to such Holder by such Guarantor pursuant to these Guarantees; provided, however, that no Guarantor shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest, if any, on this Debt Security shall have been paid in full.

     The Holder of the Debt Security on which these Guarantees are endorsed is entitled to the further benefits relating thereto set forth in the Debt Security and the Indenture. No reference herein to the Indenture

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

and no provision of these Guarantees or of the Indenture shall alter or impair the Guarantee of any Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of (and premium, if any) and interest, if any, and Additional Amounts, if any, on the Debt Security upon which these Guarantees are endorsed.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THESE GUARANTEES SET FORTH IN SAID DEBT SECURITY AND IN THE INDENTURE, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     These Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the within Debt Security has been executed by the principal Paying Agent, directly or through an Authenticating Agent, by manual or facsimile signature of an authorized signatory.

     All capitalized terms used in these Guarantees which are not defined herein shall have the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, each Guarantor has caused this instrument to be duly executed.

                                          REED INTERNATIONAL P.L.C.

                                          By:
                                            ------------------------------------
                                          Name:
                                          Title:

                                          Attested:
                                               ---------------------------------
                                          Name:
                                          Title:

                                          ELSEVIER N.V.

                                          By:
                                            ------------------------------------
                                          Name:
                                          Title:

                                          Attested:
                                               ---------------------------------
                                          Name:
                                          Title:

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